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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549
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                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 14, 1997 (February 5,
1997)


                       CULLIGAN WATER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



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Delaware                                                              51-0350629
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

One Culligan Parkway                                                       60062
Northbrook, Illinois                                                  (Zip Code)
(Address of principal
executive offices)
      Registrant's telephone number, including area code:  (847) 205-6000

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     On February 5, 1997, the Registrant entered into an agreement to acquire the water filtration business of Ametek, Inc. for a total purchase price of approximately $155 million which includes assumed debt. The purchase price less debt assumed (ranging from $25 to $75 million), which is subject to closing adjustments, is payable in Culligan common stock, valued at a fixed price of $37.50 per share.

     A copy of the Press Release issued by the Registrant with respect to the proposed acquisition is attached as Exhibit 99.1 hereto and is hereby incorporated herein in its entirety by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

     Exhibit 99.1                Press Release dated February 5, 1997     page 4

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CULLIGAN WATER TECHNOLOGIES, INC.


Date  February 14, 1997
                                       ......................................
                                       Edward A. Christensen
                                       Vice President, General Counsel and
                                       Secretary

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